SECOND AMENDMENT AGREEMENT

     This Second Amendment Agreement, dated as of May ___, 1998 (this "Agreement"), is among JumboSports Inc., a Florida corporation (the "Borrower"), each of the Lenders (as defined below) signatories hereto, Barnett Bank, N.A., as Administrative Agent and Collateral Agent (the "Collateral Agent"), and NationsBank, N.A. f/k/a NationsBank, N.A. (South), as Documentation Agent (the "Documentation Agent").

RECITALS:

     A. Pursuant to that certain Amended and Restated Credit Agreement, dated as of May 28, 1997, among the Borrower, each of the Borrower's Subsidiaries, as Guarantors, the lending and financial institutions party thereto (the "Lenders"), the Collateral Agent and the Documentation Agent, the Lenders agreed to make revolving loan and letter of credit facilities available to the Borrower, such Amended and Restated Credit Agreement being amended by inter alia
(i) that Amendment and Forbearance Agreement, dated as of December 15, 1997, among the Required Lenders, the Borrower and the Guarantors, and (ii) that certain Amendment Agreement, dated as of January 30, 1998 among the Borrower, the Guarantors, and each of the Lenders (as amended, the "Existing Credit Agreement").

     B. The Borrower has requested the Lenders to make certain further amendments to the Existing Credit Agreement and to consent to the Borrower's sale or other disposition of certain assets.

     C. The Lenders are willing to amend the Existing Credit Agreement and provide such consent based upon and subject to the terms and conditions specified in this Agreement.

     NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

     SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the following meanings:

     "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

     "First Amendment Agreement" has the meaning set forth in the Recitals hereto.

     "First Amendment Fee" means the amendment fee of $1,800,000, previously earned by the Lenders, as provided in Subpart 4.1.4 of the First Amendment Agreement, of which two installment payments of $450,000 each were deferred under the First Amendment Agreement until May 2, 1998 and August 1, 1998.

     "Second Amendment Effective Date" shall have the meaning ascribed to such term in Subpart 4.1.

     SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.


                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SUBPART 2.1 Amendment to Existing Definitions. Article I of the Existing Credit Agreement is amended by deleting in its entirety the existing definitions of the following terms and replacing such terms, in the appropriate alphabetical places, with the following new definitions:

          "Revolving  Committed  Amount" means (a) from January 30, 1998 through and including April 3, 1998, ONE HUNDRED EIGHTY MILLION DOLLARS ($180,000,000), (b) from April 4, 1998 through and including August 28, 1998, ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000), (c) from August 29, 1998 through and including January 1, 1999, ONE HUNDRED FORTY-FIVE MILLION DOLLARS ($145,000,000), and (d) from and after January 2, 1999, ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000), or, in each instance and for any period, such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c) hereof, giving effect for each calculation of the Revolving Committed Amount to the cumulative amounts of such Net Cash Proceeds (other than those amounts received in connection with the sale of inventory) received by the Lenders from and after January 30, 1998 on account of Asset Dispositions.

     SUBPART 2.2 Amendment to Section 3.1. Section 3.1 of the Existing Credit Agreement shall be amended by adding a new section 3.1(d), which reads in its entirety as follows:

          (d) Elimination of Option for Eurodollar Loans. Notwithstanding any other term or condition of this Credit Agreement, from and after July 31, 1998 all outstanding Revolving Loans shall accrue interest at the Adjusted Base Rate and the Borrower shall not have the option to designate any Revolving Loan (made before, on or after such date) as a Eurodollar Loan. Each Notice of Borrowing submitted by the Borrower on or after such date shall be deemed to request a Base Rate Loan. Any Eurodollar Loans outstanding on July 31, 1998 shall automatically be converted to Base Rate

     Loans on July 31, 1998, and the Borrower shall pay to the Lenders all breakage, redeployment costs, and other costs, charges, and amounts arising on account of the prepayment of Eurodolloar Loans on a day which is not the last day of the applicable Interest Period(s).

     SUBPART 2.3 Amendment to Section 3.4. Section 3.4 of the Existing Credit Agreement shall be amended by adding a new section 3.4(e), which reads in its entirety as follows:

          (e) Incentive Fee. The Borrower shall pay to the Administrative Agent, for the pro rata benefit of each Lender (based on each Lender's Revolving Commitment Percentage of the Revolving Committed Amount) a fee (the "Incentive Fee") equal to 1.0% of the Revolving Committed Amount existing as of August 1, 1998; provided, however, in the event that, on or before July 31, 1998, the Borrower has repaid in full the Loans and the Commitments have been terminated, then the Borrower shall have no obligation to pay such Incentive Fee, or any portion thereof, to the Lenders. To the extent that the Loans have not been repaid and the Commitments terminated as of July 31, 1998, then such Incentive Fee shall have been fully earned by the Lenders and immediately due and payable. The Incentive Fee shall constitute part of the Credit Party Obligations for all purposes under the Credit Documents.

     SUBPART 2.4 Amendment of Section 7.15. Section 7.15 of the Existing Credit Agreement shall be amended to read in its entirety as follows:

     7.15 Retention of Financial Consultant. The Borrower shall retain on or before January 30, 1998, either as an officer or as an independent financial consultant, an individual or firm reasonably satisfactory to the Agents (the "Consultant"). The Borrower shall engage the Consultant to investigate, evaluate and advise the Borrower concerning a wide range of financial and operational issues relating to the Borrower's business plan. The exact scope of the Consultant's services shall be agreed upon by the Borrower and the Consultant, but must be reasonably satisfactory to the Agents. The Borrower shall cause the Consultant (i) to meet periodically with the Agents at their reasonable request to report upon the Consultant's findings and recommendations, and (ii) to meet with the Lenders no less frequently than once per quarter to report on the Consultant's findings and recommendations. The Borrower shall pay all costs associated with its retention of the Consultant. The Borrower shall not terminate the Consultant's services, or deny the Consultant access to information necessary to perform its services within the scope of its engagement, prior to the repayment in full of the Revolving Loans and the termination of the Commitments. All reports and information provided by the Consultant to the Agents or the Lenders shall be subject to the confidentiality provisions of
     Section 11.17 hereof.

     SUBPART 2.5 Amendment of Section 8.5. Section 8.5 of the Existing Credit Agreement shall be amended by striking the amount "$24,000,000" appearing in section 8.5(d) and replacing such amount with  "$100,000,000."  The remainder of section 8.5 shall remain unchanged.

     SUBPART 2.6 Amendment of Section 8.6. Section 8.6 of the Existing Credit Agreement shall be amended by striking the amount "$50 million" appearing in proviso (ii) and replacing such amount with "$60 million." The remainder of section 8.6 shall remain unchanged.

     SUBPART 2.7 Amendment of Section 11.3(b). Section 11.3(b) of the Existing Credit Agreement shall be amended by striking the amount "$5,000,000" appearing in proviso (i) and replacing it with "$2,000,000," such amount becoming the new aggregate minimum amount of Commitments which may be assigned by any Lender. The remainder of section 11.3(b) shall remain unchanged.


                                    PART III
                                    CONSENTS


     SUBPART 3.1 Additional GOB Sales. Subject to the satisfaction of each of the conditions precedent specified in Part IV of this Agreement, the Lenders hereby consent to the Borrower's sale, out of the ordinary course of its business, of inventory located at its retail stores in San Antonio, Texas (store #26), El Paso, Texas (store #81), Ft. Wayne, Indiana (store #66), Boca Raton, Florida (store #45), and Peoria, Illinois (store # 65) (collectively, the "New GOB Sales"); provided, that (i) any agreement executed by the Borrower with any agent or liquidator shall be reasonably satisfactory in form and substance to the Agents, (ii) all Net Cash Proceeds from such New GOB Sales shall be paid to the Lenders as a prepayment of the Loans as required by Section 3.3(b)(ii) of the Existing Credit Agreement, and (iii) the Borrower provide the Agents with written notice prior to the commencement of any such sales. The Lenders' consent herein is a one-time consent to the Borrower's sale of inventory outside of the ordinary course of its business and shall not be construed as a consent to any other sale of inventory outside of the ordinary course of its business, now or in the future, at any other locations.

     SUBPART 3.2 NationsBank Assignment. The Borrower and each of the Lenders hereby consent to the assignment by NationsBank, N.A. of 3.50877% of the Revolving Committed Amount, such amount not being in an integral multiple of $1,000,000 and not representing the assignment of the remaining Commitments held by NationsBank, N.A. Such assignment represents the sale by NationsBank, N.A. of the entire interest in the Loans and Commitments which it previously purchased from The Sakura Bank, Limited. Section 11.3(b) of the Existing Credit Agreement requires the consent of the Borrower and the Required Lenders to assignments of interests in the Loans and Commitments which are not in integral multiples of $1,000,000 or representing such assigning Lender's entire remaining Commitment amount.

                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

     SUBPART 4.1 Effective Date. This Agreement shall be and become effective as of the date hereof (the "Second Amendment Effective Date") when all of the conditions set forth in this Subpart 4.1 shall have been satisfied.

     SUBPART 4.1.1. Execution of Agreement. The Collateral Agent shall have received original duly executed counterparts of this Agreement from the Borrower and each of the Lenders.

     SUBPART 4.1.2. Closing Certificate. The Collateral Agent shall have received a certificate from the Borrower certifying that (i) no Default or Event of Default exists as of the Second Amendment Effective Date (after giving effect to the provisions hereof), and (ii) the representations and warranties of the Borrower made in or pursuant to the Credit Documents are true in all material respects on and as of the Effective Date.

     SUBPART 4.1.3. Guarantors Consent. Each of the Guarantors shall have executed the Consent included in the signature pages of this Agreement, and the Collateral Agent shall have received such Consent executed by each Guarantor.

     SUBPART 4.1.4. Payment of Deferred Amendment Fee. The Collateral Agent shall have received, for the ratable benefit of the Lenders according to their respective Revolving Loan Commitment Percentages, on or before the Borrower's execution and delivery of this Agreement, the Borrower's full payment of the aggregate unpaid balance of the First Amendment Fee.

     SUBPART 4.1.5. Payment of Agents' Expenses. The Borrower shall reimburse the Agents for their reasonable out-of-pocket expenses incurred in connection with (i) their attendance at any meeting with the Borrower, (ii) the negotiation and preparation of this Agreement, and (iii) all other costs and expenses heretofore incurred by the Agents, including without limitation legal fees and expenses, in connection with the negotiation, administration, amendment and enforcement of any of the Credit Documents. Failure of either Agent to invoice the Borrower by the date hereof for any such amounts shall not relieve the Borrower of its obligation to pay promptly such reasonable expenses, but the payment of any such expenses not invoiced to the Borrower by the date hereof shall not constitute a condition precedent to the effectiveness of this Agreement.

     SUBPART 4.1.6. Corporate Action. The Borrower shall deliver to the Agents certified copies of all corporate action taken by each Credit Party approving this Agreement and each of the documents executed and delivered in connection herewith (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Credit Party adopted in respect of the transactions contemplated by this Agreement.)

     SUBPART 4.1.7. Documentation. The Lenders and the Collateral Agent shall have received all information and documentation, and such counterpart originals or such certified or other copies of such originals, as they may reasonably request (including without limitation, if requested by the Agents, an opinion of legal counsel to the Credit Parties, opining as to inter alia the due authorization, validity and enforceability of this Agreement), and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to the counsel for the Lenders.

                                     PART V
                                  MISCELLANEOUS

     SUBPART 5.1 Cross-References. References in this Agreement to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement.

     SUBPART 5.2 Instrument Pursuant to Existing Credit Agreement. This Agreement is a document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

     SUBPART 5.3 Credit Documents. The Borrower hereby confirms and agrees that the Credit Documents are, and shall continue to be, in full force and effect, except as amended hereby, except that, on and after the Effective Date, references in each Credit Document to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement.

     SUBPART 5.4. Representations and Warranties. The Borrower hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement, (iii) it has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Agreement, (iv) the representations and warranties contained in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date or those which relate to specific schedules, the changes to which do not represent a Material Adverse Effect), (v) no event of default under any other agreement, document or instrument to which the Borrower is a party will occur as a result of the transactions contemplated hereby, and (vi) as of the date of this Agreement, no Event of Default (or any event or condition which, but for the lapse of time or the giving of notice, would constitute an "event of default" under Section 9.1 of the Existing Credit Agreement or the Amended Credit Agreement) exists.

     SUBPART 5.5. Costs and Expenses. The Borrower hereby agrees to pay on demand all costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Agents) incurred by the Agents in connection with the negotiation, preparation, execution, and delivery of this Agreement and the enforcement or preservation of any rights and remedies of the Lenders and the Collateral Agent hereunder (including without limitation any such fees and expenses subsequently incurred by the Lenders and/or the Collateral Agent in any bankruptcy or insolvency proceeding involving the Borrower).

     SUBPART 5.6. Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 5.7. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or any provision hereof.

     SUBPART 5.8 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     SUBPART 5.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.




               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.


THE BORROWER:                               JUMBOSPORTS INC.,
                                            a Florida corporation


                                            /S/ R. P. Springer
                                            Executive Vice President

THE LENDERS:                                BARNETT BANK, N.A.,
                                            individually in its capacity as a
                                            Lender and in its capacity as
                                            Administrative Agent and
                                            Collateral Agent


                                            /S/  DeWitt W. King III
                                            Senior Vice President


                                            NATIONSBANK, N.A. f/k/a
                                            NationsBank, N.A. (South),
                                            individually in its capacity as a
                                            Lender and in its capacity as
                                            Documentation Agent


                                           /S/  DeWitt W. King III
                                           Senior Vice President



                             [Signatures Continued]

                                           HIBERNIA NATIONAL BANK

                                           /S/  Frank J. Crifasi
                                           Vice President


                                           U.S. BANK NATIONAL
                                           ASSOCIATION (f/k/a United States
                                           National Bank of Oregon)

                                           /S/  Dennis C. McCormick
                                           Vice President


                                           THE SUMITOMO BANK, LIMITED

                                           /S/  J. H. Broadley
                                           Vice President


                                           /S/  Brian M. Smith
                                           Senior Vice President


                                           NATIONAL BANK OF CANADA

                                           /S/  E. Lynn Forgosh
                                           Group Vice President


                                           /S/  L. Curnyn
                                           Vice President



                             [Signatures Continued]

                                           LTCB TRUST COMPANY

                                           /S/  Thomas Meyer
                                           Senior Vice President


                                           FIRST AMERICAN NATIONAL BANK

                                           /S/  Samuel M. Ballesteros
                                           Senior Vice President


                                           SUNTRUST BANK, TAMPA BAY

                                           /S/  Jason Lloyd
                                           Vice President


                                           PNC BANK, N.A.

                                           /S/  Thomas J. McCool
                                           Senior Vice President

                              CONSENT TO AGREEMENT

     Each of the undersigned, as a party to one or more of the Credit Documents, hereby acknowledges the execution and delivery of the Second Amendment Agreement dated as of May ___, 1998, hereby confirms and agrees that each Credit Document to which it is a party is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder. This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

                                     SPORTS & RECREATION HOLDINGS OF PA, INC.

                                     /S/  R. P. Springer
                                     Vice President

                                     GUIDE SERIES, INC.

                                     /S/  R. P. Springer
                                     Vice President

                                     CONSTRUCTION RESOLUTION, INC.

                                     /S/  R. P. Springer
                                     Vice President

                                     SPORTS & RECREATION, INC.

                                     /S/  R. P. Springer
                                     Executive Vice President